ACM Municipal Securities Income Fund, Inc.
	Exhibit 77C
811-7510


77C  Matters submitted to a vote of security holders


A Special Meeting of Shareholders of ACM Municipal
Securities Income Fund, Inc. (ACM VII) was held on
March 8, 2001. A description of each proposal and number of shares voted at the meeting are as follows:



S
h
a
r
e
s

V
o
t
e
d

F
o
r
/
W
i
t
h
e
l
d


A
u
t
h
o
r
i
t
y
To
ele
ct
thr
ee
Dir
ect
ors
of
ACM
VII
for
a
ter
m
of
thr
ee
yea
rs
and
unt
il
his
suc
ces
sor
is
dul
y
ele
cte
d
and
qua
lif
ies
 .

Joh
n
H.
Dob
kin

Don
ald
J.
Rob
ins
on

Cli
ffo
rd
L.
Mic
hel


To
ele
ct
one
Dir
ect
or
of
ACM
VII
s
pre
fer
red
sto
ckh
old
ers
for
a
ter
m
of
one
yea
r
and
unt
il
his
suc
ces
sor
is
dul
y
ele
cte
d
and
qua
lif
ies

Dr.
Jam
es
Hes
ter









1
0
,
2
1
9
,
8
1
9
 .
4
2
4

1
0
,
2
2
3
,
6
5
1
 .
7
5
7

1
0
,
2
2
7
,
5
1
8
 .
2
2
5









3
,
3
7
7


S
h
a
r
e
s

V
o
t
e
d
F
o
r









0

0

0









0


S
h
a
r
e
s

V
o
t
e
d
A
g
a
i
n
s
t







1
2
0
,
3
5
3
 .
4
6
8

2
2
9
,
0
4
2
 .
2
7

1
1
2
,
6
5
4
 .
6
6
7









0


S
h
a
r
e
s
A
b
s
t
a
i
n
e
d
To
rat
ify
the
sel
ect
ion
of
Ern
st
&
You
ng
LLP
as
ind
epe
nde
nt
acc
oun
tan
ts
for
ACM
VII
,
and
its
fis
cal
yea
r
end
ing
in
200
1.





1
0
,
2
1
9
,
6
0
6
 .
3
9
9





3
8
,
4
7
7
 .
6
2
3





8
2
,
0
8
8
 .
8
7
0





s:\MF_Legal\Gary\NSAR.Exhibit 77C. ACM VII